                                EXHIBIT (10)(b)
                                ---------------

                        OPINION AND CONSENT OF ACTUARY

December 1, 1998


PFL Life Insurance Company
4333 Edgewood Road NE
Cedar Rapids, Iowa 52499-0001

Re: PFL Retirement Builder Variable Annuity Account Registration on Form N-4 SEC File No. 333-61063

Dear Sir/Madam:

With regard to the above registration statement, I have examined such documents and made such inquiries as I have deemed necessary and appropriate, and on the basis of such examination, have the following opinions:

Fees and charges deducted under the PFL Immediate Income Annuity policies are those deemed necessary to appropriately reflect:

(1)   the expenses incurred in the acquisition and distribution of the Policies,

(2) the expenses associated with the development and servicing of the policies,

(3) the assumption of certain risks arising from the operation and management of the Policies and that provides for a reasonable margin of profit.

Fees and charges assessed include:



(i)   Separate Account Charge

(ii)  Taxes (including Premium and other Taxes if applicable)

The magnitude of each of the individual charges listed above in (i) through (ii) is established in the pricing of the PFL Immediate Income Annuity, to achieve a reasonable Return on Investment (ROI), which is within the range of industry practice with respect to comparable variable immediate annuity products.

PFL Life Insurance Company
Page 2
December 1, 1998


In the process of determining the reasonable ROI, each individual charge is also established within the reasonable range of industry practice. For example, in conjunction with the pricing process the company has analyzed publicly available information pertaining to similar industry products, taking into consideration such factors as current charge levels, the existence of charge level guarantees, and guaranteed annuity rates. The methodology and results of the comparative surveys included in this analysis are maintained at the company's administrative offices.

Except by coincidence, it is not expected that actual charges assessed in a given year would exactly offset actual expenses incurred. Acquisition expenses (as well as major product and/or systems development expenses) are incurred "up front" and recovered, with a reasonable profit margin, through future years' charges. In addition, the company cannot increase certain charges under the Policies in the pricing process.

Therefore, in my opinion, the fees and charges deducted under the Policies, in the aggregate, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by the company.

I hereby consent to the use of this opinion, which is included as an Exhibit to the Registration Statement.



/s/  Calvin R. Birkey
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Calvin R. Birkey, FSA, MAAA
Managing Actuary
PFL Life Insurance Company